UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 20, 2013 (February 13, 2013)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Executive Officer

On February 14, 2013, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) promoted John A. Brooks, previously Senior Vice President of the Company, to Executive Vice President, Operations of the Company. In connection with his promotion, the Company increased Mr. Brooks’ annual base salary to $350,000 as noted below.

Mr. Brooks, age 51, has served as Senior Vice President of the Company since February 2012 and as Vice President and Regional Manager of Penn Virginia Oil & Gas Corporation since October 2007. He also served as Vice President of the Company from May 2008 to February 2012, as Operations Manager of Penn Virginia Oil & Gas Corporation from January 2005 to October 2007 and as Drilling Manager of Penn Virginia Oil & Gas Corporation from February 2002 to January 2005.

Executive Compensation

On February 13, 2013, the Compensation and Benefits Committee of the Board (the “C&B Committee”) determined that cash bonuses payable to executive officers of the Company in 2013 relating to their performance in 2012 are as follows:

Name and Principal Position	Cash Bonus ($)
H. Baird Whitehead	500,000
President and Chief Executive Officer
Steven A. Hartman	230,000
Senior Vice President and Chief Financial Officer
Nancy M. Snyder	245,000
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
John A. Brooks	250,000
Executive Vice President, Operations

On the same day, the C&B Committee determined that base salaries payable to executive officers of the Company in 2013 are as follows:

Name and Principal Position	2013 Salary ($)
H. Baird Whitehead	550,000
President and Chief Executive Officer
Steven A. Hartman	325,000
Senior Vice President and Chief Financial Officer
Nancy M. Snyder	325,000
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
John A. Brooks	350,000
Executive Vice President, Operations

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2013, the Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide for majority voting for directors. Pursuant to the Bylaws, each director shall be elected by the vote of a majority of the votes cast at any meeting of shareholders for the election of directors at which a quorum is present, provided that if the number of director nominees at such meeting exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast. For purposes of the Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the amendment of the Bylaws, the Board amended the Company’s Corporate Governance Principles to provide that any director nominee who does not receive a majority of the votes cast at a meeting of shareholders for the election of directors at which a quorum is present must tender his or her resignation to the Board for its consideration promptly following certification of the election results. The Board will consider all factors it deems relevant to the Company’s best interests, make a determination as to whether to accept or reject such resignation and publicly disclose its decision and rationale within 90 days after certification of the election results. Any director who tenders his or her resignation will not participate in the Board’s action regarding whether to accept or reject the resignation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.

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